UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2023, MarketWise, Inc. (the “Company” or “MarketWise”) appointed Stephen M. Park, age 60, to serve as interim Chief Financial Officer of the Company, effective immediately. Consistent with the foregoing, Mr. Park became the principal financial officer and principal accounting officer of the Company as of March 7, 2023. The Board has retained a leading executive search firm to assist in the search for a permanent Chief Financial Officer.
Since January 2022, Mr. Park has served as a financial consultant for Business Talent Group, LLC, a leading provider of business advisory and executive talent solutions (“Business Talent Group”), where he has assisted clients with IPO readiness, financial statement reporting and audit management. Prior to his work with Business Talent Group, Mr. Park served as an independent consultant from May 2020 to January 2022 and as the Chief Financial Officer of ProEM Party and Event Rentals from January 2018 to May 2020. Mr. Park has also served as Chief Financial Officer of several other privately held companies and as an Audit Partner at Ernst & Young, LLP.
Mr. Park has been, and will remain, employed by Business Talent Group and will be providing his services pursuant to a Consulting Services Agreement between the Company’s subsidiary, MarketWise, LLC, and Business Talent Group (the “Consulting Services Agreement”). The Company will compensate Business Talent Group at the rate of $3,300 per calendar day of service rendered by Mr. Park. MarketWise, LLC paid Business Talent Group a retainer of $99,000 upon entry into the Consulting Services Agreement, which amount will be applied against the amounts payable for the services rendered by Mr. Park.
There are no transactions in which Mr. Park has an interest requiring disclosure under Item 404(a) of Regulation S-K. The foregoing description of the Consulting Services Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference..
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Consulting Services Agreement, dated as of March 3, 2023, by and between MarketWise, LLC and Business Talent Group, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: March 10, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary